POWER OF ATTORNEY
The undersigned, as a Section 16 reporting person of
NanoString Technologies, Inc. (the "Company"), hereby
constitutes and appoints Wilson Sonsini Goodrich &
Rosati, Professional Corporation, and each of Evan Fein,
Ryan Schafer and Yukio Morikubo the undersigned's true
and lawful attorney-in-fact to:
1.	complete and execute Forms ID, 3,4 and 5 and other
forms and all amendments thereto as such attorney-in-
fact shall in his or her discretion determine to be
required or advisable pursuant to Section 16 of the
Securities Exchange Act of 1934 (as amended) and the
rules and regulations promulgated thereunder, or any
successor laws and regulations, as a consequence of the
undersigned's ownership, acquisition or disposition of
securities of the Company; and
2.	do all acts necessary in order to file such forms
with the Securities and Exchange Commission, any
securities exchange or national association, the Company
and such other person or agency as the attorney-in-fact
shall deem appropriate.
The undersigned hereby ratifies and confirms all that
said attorneys-in-fact and agents shall do or cause to
be done by virtue hereof.  The undersigned acknowledges
that the foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16
of the Securities Exchange Act of 1934 (as amended).
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms ID, 3, 4 and 5 with respect to the
undersigned's holdings of and transactions in securities
issued by the Company, unless earlier revoked by the
undersigned in a signed writing delivered to the Company
and the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 20th day of
July, 2016. /s/ Evan Fein
Evan Fein


by the
undersigned in a signed writing delivere